Exhibit 10.6

TRADING AGREEMENT

This Trading Agreement (this “Agreement ”), dated as of the 16th day of May, 2017 (the “Effective Date”), is entered into by and between L2 Capital, LLC (“L2”) and SBI Investments LLC, 2014-1 (“SBI,” and together with L2, the “Parties” and each, a “Party”).

WHEREAS, each of the Parties entered into a Securities Purchase Agreement (the “ SPAs”) with Integral Technologies, Inc. (the “Issuer”) pursuant to which each Party shall receive certain securities of the Issuer which shall result in each Party holding shares of common stock of the Issuer (collectively, the shares issued to the Parties, the “Purchase Shares”);

WHEREAS, the Issuer’s common stock is quoted over the counter and publicly traded; and

WHEREAS, the Parties desire to establish a plan for the orderly trading of the Purchase Shares.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.     All Purchase Shares acquired by the Parties pursuant to the SPAs will be held by a designated brokerage firm (the “Broker”) for the account of the Parties pursuant to an account agreement.

2.     The Parties will direct the Broker to execute trades of the Purchase Shares, from time to time, one order in each instance (each, an “Order”).

3.     Upon the execution of any Order, any and all proceeds resulting from the same shall be distributed 50% to L2 and 50% to SBI.

4.     Each of the Parties is aware of restrictions under federal and state securities laws on buying and selling securities while in possession of material nonpublic information. If any Party becomes aware of any material nonpublic information relating to the Issuer, such Party shall not disclose any such information to the other Party and may not participate or initiate any trades of the Purchase Shares.

5.     All Broker, legal or other administrative expenses incurred in connection with activities contemplated by this Agreement shall be shared equally and paid to one of the designated Parties for further payment.

6.     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by a single arbitrator in an arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

7.     This Agreement (a) shall be governed by, and construed in accordance with, the laws of the State of New York, (b) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, written or oral, (c) may not be amended, except in writing signed by both Parties, (d) may be executed in counterparts, (e) shall be enforceable, notwithstanding the unenforceability of any particular provision hereof, with respect to all other provisions hereof and (f) may not be assigned by any Party, except with the prior written consent of the other.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

L2 CAPITAL, LLC

By: ______________________________
Name: Adam Long
Title: Managing Member

SBI INVESTMENTS LLC, 2014-1

By: ______________________________
Name: Jonathan Juchno
Title: Principal

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